                                                                      EXHIBIT 21

                                   XICOR, INC.
                             LIST OF SUBSIDIARIES(1)

                                                               STATE OR
                                                          OTHER JURISDICTION
     NAME                                                  OF INCORPORATION
     ----                                                 ------------------
Xicor GmbH                                                  Germany
Xicor Hong Kong Limited                                     Hong Kong
Xicor Japan K.K.                                            Japan
Xicor Korea, Ltd.                                           Korea
Xicor Limited                                               United Kingdom

(1) All subsidiaries are wholly-owned.